As filed with the Securities and Exchange Commission on June 3, 2025.

Registration No. 333-287576

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

(Amendment No. 1)

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

KULR TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	81-1004273
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

555 Forge River Road, Suite 100

Webster, Texas 77598

(408) 663-5247

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Michael Mo

Chief Executive Officer

KULR Technology Group, Inc.

555 Forge River Road, Suite 100

Webster, Texas 77598

(408) 663-5247

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jay K. Yamamoto, Esq.

Rohini Sud, Esq.

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 31st Floor

New York, New York 10036

(212) 930-9700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plants, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

We are filing this Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-287576) solely to amend Item 16 of Part II to file a modified auditor’s consent as Exhibit 23.1, as the original consent, filed with the Form S-3 Registration Statement on May 27, 2025, inadvertently excluded the conformed signature on such consent. This Amendment does not modify any other provision of the Registration Statement contained in Part I, or Part II.

Item 16. Exhibits.

Exhibit
Number	Description of Document
1.1	Form of Underwriting Agreement*
1.2	Form of Placement Agent Agreement*
2.1	Share Exchange Agreement, dated June 8, 2017 (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 12, 2017 and incorporated herein by reference)
3.1	Articles of Incorporation of the Company (previously filed as Exhibit 3 to the General form for Registration of Securities on Form 10-12G, filed with the SEC on January 7, 2016 and incorporated herein by reference)
3.2	Bylaws of the Company (previously filed as Exhibit 4 to the General form for Registration of Securities on Form 10-12G, filed with the SEC on January 7, 2016 and incorporated herein by reference)
3.3	Certificate of Incorporation of KULR Technology Corporation (previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 19, 2017 and incorporated herein by reference)
3.4	Amended and Restated Certificate of Incorporation of KULR Technology Corporation (previously filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the SEC on June 19, 2017 and incorporated herein by reference)
3.5	By-laws of KULR Technology Corporation (previously filed as Exhibit 3.3 to the Company’s Current Report on Form 8-K, filed with the SEC on June 19, 2017 and incorporated herein by reference)
3.6	Certificate of Designation of Series A Voting Preferred Stock, filed on June 6, 2017 (previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 12, 2017 and incorporated herein by reference)
3.7	Certificate of Amendment to the Certificate of Incorporation, effective August 30, 2018 (previously filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed with the SEC on August 30, 2018 and incorporated herein by reference)
3.8	Certificate of Designation of Series B Convertible Preferred Stock, filed on December 6, 2018 (previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 6, 2018 and incorporated herein by reference)
3.9	Certificate of Amendment to the Certificate of Incorporation, effective December 31, 2018 (previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on January 7, 2019 and incorporated herein by reference)
3.10	Certificate of Designation of Series C Convertible Preferred Stock, filed on August 19, 2019 (previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on August 23, 2019 and incorporated herein by reference)
3.11	Form of Certificate of Designation for Series D Convertible Preferred Stock (previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 20, 2021 and incorporated herein by reference)
3.12	Form of Certificate of Designation*
3.13	Specimen Stock Certificate evidencing shares of Preferred Stock.*
4.1	Form of Warrant Agreement*
4.2	Form of Warrant Certificate*
4.3	Form of Stock Purchase Agreement*
4.4	Form of Unit Agreement*
5.1	Opinion of Sichenzia Ross Ference Carmel LLP#
23.1	Consent of Marcum LLP**
23.2	Consent of Sichenzia Ross Ference Carmel LLP (contained in Exhibit 5.1)#
107	Filing Fee Table#

*	To be filed by amendment or by a Current Report on Form 8-K and incorporated by reference herein.
**	Filed herewith
#	Previously Filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Webster, State of Texas, on June 3, 2025.

KULR Technology Group, Inc.

By:	/s/ Michael Mo
Michael Mo
Chief Executive Officer and Chairman
(Principal Executive Officer)

By:	/s/ Shawn Canter
Shawn Canter
Chief Financial Officer
(Principal Financial and Accounting Officer)

  Each person whose signature appears below constitutes and appoints Michael Mo and Shawn Canter, and each of them severally, as his or her true and lawful attorney in fact and agent, with full powers of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in such capacities and on the dates indicated.

Signature		Title	Date

By:	/s/ Michael Mo	Chief Executive Officer and Chairman	June 3, 2025
Michael Mo

By:	/s/ Shawn Canter	Chief Financial Officer	June 3, 2025
Shawn Canter

By:	/s/ Joanna Massey	Lead Director	June 3, 2025
Joanna Massey

By:	/s/ Donna H. Grier	Director	June 3, 2025
Donna H. Grier